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                            Pomeroy Computer Resources, Inc.
                        Exhibit 11 - Computation of Earnings Per
                          (in thousands, except per share amounts)
                                                             Fiscal Years
                                                      _________________________
                                                      1994       1995      1996
                                                      _________________________
                 PRIMARY
                 Weighted average common
                 shares outstanding                   3,644      3,773     5,223

                 Dilutive effect of stock options
                 outstanding during the period            -        215       181

                 Contingent shares                        -         17         -
                                                      _____     _______   ______
                 Total common and common
                 equivalent shares                    3,644      4,005     5,404
                                                      =====     =======   ======
                 Net income                          $2,727     $4,367    $6,232
                                                      =====     =======   ======
                 Net income per common share         $ 0.75     $ 1.09    $ 1.15
                                                      =====     =======   ======

                 FULLY DILUTED
                 Weighted average common
                 shares outstanding                   3,644      3,773     5,223

                 Dilutive effect of stock options
                 outstanding during the period            -        254       244

                 Contingent shares                        -         17         -
                                                      _____     _______   ______
                 Total common and common
                 equivalent shares                    3,644      4,044     5,467
                                                      =====     =======   ======

                 Net income                          $2,727     $4,367    $6,232
                                                      =====     =======   ======

                 Net income per common share         $ 0.75     $ 1.08    $ 1.14
                                                      =====     =======   ======
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